Exhibit 99.1

Contact:  Nadine Padilla

Vice President, Corporate

& Investor Relations

(858) 455-4808 x3187

npadilla@biosite.com

                                                  April 28, 2004

BIOSITE® INCORPORATED RAISES ANNUAL GUIDANCE ON STRONG FIRST QUARTER RESULTS

SAN DIEGO — Biosite® Incorporated (Nasdaq:BSTE), a leading provider of novel, rapid diagnostics that improve diagnosis of critical diseases and conditions, today reported results for the first quarter of 2004.  Biosite reported revenues of $57.7 million for the first quarter of 2004, a 44 percent year-over-year increase.  Net income totaled $8.9 million, or $.55 on a diluted earnings per share basis, a 50 percent increase over net income in the first quarter of 2003.

Following are financial highlights for the first quarter ending March 31, 2004:

($ in 000’s, except per share amounts)

	Three months ended
	3/31/2004	3/31/2003	Change
Triage® BNP Test sales	$39,152	$22,182	77%
Total product sales	56,698	39,095	45%
Total revenue	57,677	39,941	44%
Net income	8,945	5,966	50%
Diluted earnings per share	$.55	$.37	48%

Gross margin on product sales	65%	65%
Operating margin	25%	24%

	Mar. 31,	Dec. 31,
	2004	2003
Cash and marketable securities	$65,138	$53,934

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Citing strong sales performance in the first quarter of 2004 while maintaining expectations of increased competition in the market for BNP testing, the Company raised its 2004 annual growth target ranges to 25 percent to 35 percent growth for revenues and 25 percent to 35 percent for diluted earnings per share.  The Company’s previous year-over-year growth target ranges were 15 percent to 25 percent revenue growth and 20 percent to 30 percent growth in diluted earnings per share.

“Despite new competition for our Triage BNP Test, we experienced a very strong start to the year both in terms of revenue growth and operating margins,” said Kim Blickenstaff, Biosite president and chief executive officer.  “We are prepared to meet anticipated challenges as the market for BNP continues to expand and becomes more competitive.  With this in mind, we feel our revised guidance is reasonable, with possible upside.”

Developments during the first quarter of 2004 included the following:

•      Strong Triage® BNP Test sales in the first quarter of 2004 resulted from expansion of Biosite’s customer base and higher test utilization by existing customers, driven in part by the cold and flu season as well as by increasing awareness of the diagnostic utilities of BNP testing generally.  At March 31, 2004 the Triage BNP Test was used in 2,499 acute care hospitals and 251 physician office laboratories in the United States.

•      Biosite’s gross margin of 65 percent was unchanged on a year-over-year basis, but improved from 63 percent in the fourth quarter of 2003.  The Company attributed the sequential quarterly improvement to increased production volume and manufacturing throughput.

•      Biosite replenished a portion of distributor inventories during the quarter, but due to higher than expected customer demand of the Triage BNP Test in December 2003 and the first quarter of 2004, distributor inventory levels of certain of the Company’s products remained below targeted stocking levels at March 31, 2004.  The Company believes it has sufficient manufacturing capacity to restore distributor inventories to targeted stocking levels, which are used to maintain an efficient flow of product to the distributor’s customers.

•      Biosite’s cash and marketable securities balance increased 21 percent to $65.1 million at March 31, 2004, compared with $53.9 million at December 31, 2003.

In addition to announcing financial results, Biosite also reported on research and development progress:

•      Management reported that as of April 22, 2004, the Company has enrolled 435 patients in the clinical study for its stroke diagnostic panel, which is under development.  Currently 10 centers are actively enrolling patients and the Company expects to add an additional 10 clinical study sites for a total of 20 locations worldwide.

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The study is intended to generate data to be submitted to the U.S. Food and Drug Administration (FDA) for approval to market the first rapid blood test for the early diagnosis of stroke in the United States.  The Company’s objective is to file a pre-market approval, or PMA, application with the FDA by year-end and subsequently launch the test in Europe.

•      During the first quarter of 2004, the Company also submitted to the FDA a 510(k) notification seeking clearance to market the Triage Profiler Shortness of Breath Panel.  The diagnostic is a symptom panel intended to improve a physician’s ability to differentiate between the possible causes of shortness of breath or breathing difficulty, symptoms that are common to a number of diseases or conditions, including congestive heart failure, heart attack and pulmonary embolism.  According to data generated by the National Center for Health Statistics, these symptoms led to approximately 4 million visits to U.S. emergency departments in 2001.

About Biosite

A leader in the drive to advance diagnosis, Biosite Incorporated is a research-based company dedicated to the discovery and development of novel protein-based diagnostic tests that improve a physician’s ability to diagnose debilitating and life-threatening diseases.  Through combined expertise in diagnostic discovery and commercialization, the Company is able to access potential markers of disease, identify proteins with high diagnostic utility, develop and commercialize products and educate the medical community on new diagnostic approaches, thereby benefiting patients.  Biosite’s Triage® rapid diagnostics are used in approximately 50 percent of U.S. hospitals and in over 50 international markets for toxicology screening and diagnosis of infectious and cardiovascular disease.  Information on Biosite can be found at www.biosite.com.

Investor Conference Call

Biosite’s investor conference call will take place today, April 28, 2004, at 1:30 p.m. (Pacific).  A live web cast of the call can be accessed via the Internet at www.biosite.com.  The phone number for U.S. and International callers is (706) 643-1834.  The call will be archived on the Biosite website for at least 21 days.  The phone replay number is (800) 642-1687.  International callers, please dial (706) 645-9291.  Please reference the conference call number 6540803.  The telephone replay will be available until May 18, 2004.

Except for the historical information presented herein, matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, such as financial targets and growth objectives and also including but not limited to statements that are preceded by, followed by, or that include the words “will”; “believes”; “should”; “intend”;  “anticipates”; “plans”; “expects”; “estimates”; or similar statements are forward-looking statements. Forward-looking statements include statements: regarding the Company’s expected financial performance for the 2004 fiscal year, such as anticipated growth in revenues and earnings; the Company’s ability to restore distributor inventories to targeted stocking levels; the Company’s ability to complete the development of its stroke diagnostic panel and in the anticipated time frame; the Company’s ability to complete clinical trials for its stroke diagnostic panel as expected, including the recruitment of 10 additional clinical sites, and to achieve positive results; the Company’s ability to submit a PMA for the stroke diagnostic product by year-end and to thereafter launch the product in Europe; the potential benefits of the stroke diagnostic product and the Triage Profiler Shortness of Breath product; expectations for increased competition in the market for BNP; expectations of future growth in the market for BNP generally, and the Company’s ability to access potential markers of

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disease, identify proteins with high diagnostic utility, and develop and commercialize products and educate the medical community on new diagnostic approaches. Risks and uncertainties include risks associated with Biosite’s ability to market and sell a BNP test that runs on the Beckman Coulter, Inc. family of immunoassay systems, the expansion of business through direct sales in certain European countries, Biosite’s ability to obtain a monitoring claim for the Triage BNP Test, the continued growth of the BNP market, the implementation of automated and semi-automated manufacturing methods that maintain or improve product quality and manufacturing efficiency, costs and expenses that the Company may incur in transitioning from a distributor sales model to a direct sales model in selected international markets, Biosite’s ability to effectively promote the Triage BNP Test, either directly or through distributors, and acceptance of the Triage BNP Test in the physician office market, the Company’s ability to obtain regulatory approvals and complete other clinical and pre-market activities needed to launch new products as currently planned, including the Triage Cardio Profiler Shortness of Breath Panel and the stroke diagnostic. Other risks that should be considered include risks associated with changing market conditions, sales, profitability, and the extent to which our other products and products under development are successfully developed and gain market acceptance, risks associated with the introduction of competitive products from companies with greater capital and resources, and risks and expenses associated with litigation, contract disputes, patent conflicts, product recalls, manufacturing constraints, backlog, delays or inefficiencies, shipment problems, seasonal customer demand, the timing of significant orders, changes in reimbursement policies, regulatory changes, competitive pressures on average selling prices, changes in the mix of products sold, and the other risks detailed in the Company’s most recent Annual Report on Form 10-K and other SEC filings. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Copies of the Company’s public disclosure filings are available from the Investor Relations department.

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Biosite® and Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated. The Company’s logo is a trademark of Biosite Incorporated.

Biosite Incorporated

Unaudited Statements of Income Data

(in thousands, except per share data)

	Three months ended March 31,
	2004	2003	% Change
Total revenues:
Product sales	$56,698	$39,095	45%
Contract revenue	979	846	16%
Total revenues	57,677	39,941	44%

Gross margin on product sales	65%	65%	0%

Operating expenses:
Cost of product sales	19,742	13,834	43%
Selling, general and administrative	15,883	11,440	39%
Research and development	7,488	5,214	44%
Total operating expenses	43,113	30,488	41%

Operating income	14,564	9,453	54%

Operating income as % of total revenue	25%	24%

Interest and other income, net	194	310	(37% )

Income before provision for income taxes	14,758	9,763	51%

Provision for income taxes	(5,813)	(3,797)	53%

Net income	$8,945	$5,966	50%

Diluted net income per share	$0.55	$0.37	48%

Diluted shares used in calculating per share amounts	16,366	16,125

Biosite Incorporated

Balance Sheet Data

(in thousands)

	March 31, 2004	December 31, 2003
	(Unaudited)
Assets
Cash, cash equivalents & marketable securities	$65,138	$53,934
Accounts receivable	25,201	23,755
Inventories	27,435	27,780
Other current assets	10,086	9,534
Total current assets	127,860	115,003

Property, equipment and leasehold improvements, net	79,073	71,408
Patents and license rights, net	6,458	6,771
Other assets	1,453	1,442
Total assets	$214,844	$194,624

Liabilities and Stockholders’ Equity
Current liabilities	$34,255	$24,128
Long-term liabilities	19,001	17,593
Stockholders’ equity	161,588	152,903
Total liabilities and stockholders’ equity	$214,844	$194,624